Exhibit 4.29

HCP, INC.

Officers’ Certificate pursuant to

Section 301 of the Indenture

Edward J. Henning and Mark A. Wallace do hereby certify as of this 15th day of October, 2007 that they are the Executive Vice President, General Counsel and Corporate Secretary and the Executive Vice President, Chief Financial Officer and Treasurer, respectively, of HCP, Inc., a Maryland corporation (the “Company”), and do further certify in their capacity as the Executive Vice President, General Counsel and Corporate Secretary and the Executive Vice President, Chief Financial Officer and Treasurer, respectively, of the Company, pursuant to resolutions of the Board of Directors of the Company adopted on February 3, 2006 and May 1, 2006, the Finance Committee of the Board of Directors of the Company adopted on October 9, 2007 and resolutions of the Pricing Committee of the Board of Directors of the Company adopted on October 10, 2007 (collectively, the “Resolutions”) that a series of Securities shall be established pursuant to Section 301 of the Indenture, dated as of September 1, 1993 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee”), as follows:

(a)                                  The title of the Securities to be issued under the Indenture is “6.70% Senior Notes Due 2018” (the “2018 Notes” or the “Notes”), CUSIP number 40414L AA7.

(b)                                 The Indenture does not contain any limit on the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture.

(c)                                  The date on which the principal of the 2018 Notes is payable, unless accelerated pursuant to the Indenture, shall be January 30, 2018.

(d)                                 The rate at which the 2018 Notes shall bear interest shall be 6.70%. The date from which interest shall accrue on the Notes shall be October 15, 2007. The Interest Payment Dates on which interest on the Notes shall be payable are January 30 and July 30. The initial Interest Payment Date shall be January 30, 2008. The Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be the date that is 15 calendar days prior to such Interest Payment Dates.

(e)                                  The Company may, in the future, issue additional notes of the same series as the 2018 Notes. Any additional notes will have the same terms (other than the original issuance date and, under certain circumstances, the initial Interest Payment Date) as the 2018 Notes. Any additional notes will become part of the same series as the 2018 Notes.

(f)                                    The place or places where the principal of and interest on the Notes shall be payable is at the office or agency of the Paying Agent, initially the Trustee, maintained for that purpose by the Trustee in New York, New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

(g)                                 The Notes may be redeemed by the Company prior to maturity. If the option to redeem is exercised the redemption price will be set equal to the greater of (1) the principal amount of the notes being redeemed plus accrued interest to the redemption date or (2) the “Make-Whole Amount” for the notes being redeemed which will be based on the yield of a comparable U.S. Treasury security plus 0.35% and otherwise in accordance with the redemption provisions set out in the Form of Note attached hereto as Annex A.

(h)                                 If the Company experiences a Change of Control and the Notes are rated below Investment Grade by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. as a result, the Company will offer to repurchase all of the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date, in accordance with the redemption provisions set out in the Form of Note attached hereto as Annex A.

(i)                                     The Notes shall be defeasible as provided in Section 403 of the Indenture.

(j)                                     The Notes shall be issuable in the form of a Book-Entry Security or Securities (collectively, the “Global Security” or “Global Note”). The Depositary for the Global Security shall initially be the Depository Trust Company and the following legend shall appear on the form of each Note in the series:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(k)                                  Attached hereto as Annex B are true and correct copies of the Resolutions.

(1)                                  The Notes have such further terms, covenants and provisions as are set forth in the form of Note attached hereto as Annex A and in the Indenture.

(m)                               The undersigned, on behalf of the Company, hereby confirms that the Underwriting Agreement, in the form attached hereto as Annex C (the “Underwriting Agreement”), between the Company, on the one hand, and Barclays Capital Inc., UBS Securities LLC and Banc of America Securities LLC, as representatives of the several underwriters, on the other hand, was approved by the Company pursuant to the Resolutions and that the terms and conditions of the Underwriting Agreement provide for the issuance and sale by the Company of $600,000,000 in aggregate principal amount of the Notes, subject to such changes therein as the officer executing the same shall approve (such approval to be conclusively evidenced by the execution thereof).

(n)                                 Attached hereto as Annex D is a true copy of the opinion of Sullivan & Cromwell LLP addressed to the Trustee, which opinion relates to the Notes and complies with Section 102 of the Indenture.

(o)                                 Each of the undersigned has reviewed the provisions of the Indenture, including the covenants and conditions precedent pertaining to the issuance of the Notes and the definitions relating thereto,

(p)                                 In connection with this certificate each of the undersigned has examined documents, corporate records and certificates and has spoken with other officers of the Company.

(q)                                 Each of the undersigned has made such examination and investigation as is necessary to enable him or her to express an informed opinion as to whether or not the covenants and conditions precedent of the Indenture pertaining to the issuance of the Notes have been complied with.

(r)                                    Accordingly, such covenants and conditions precedent under the Indenture pertaining to the issuance (and authentication) of the Notes have been complied with.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate as of the date first set forth above.

By:	/s/ Edward J. Henning
Edward J. Henning
Executive Vice President, General
Counsel
and Corporate Secretary

By:	/s/ Mark A. Wallace
Mark A. Wallace
Executive Vice President,
Chief Financial Officer and
Treasurer

[Signature Page to Officers’ Certificate pursuant to Section 301 of the Indenture]

No. A-

CUSIP NO. 40414L AA7	PRINCIPAL AMOUNT

$

ANNEX A

HCP, INC.

6.70% SENIOR NOTES DUE 2018

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, UNLESS AND UNTIL IT IS EXCHANGED FOR SECURITIES IN DEFINITIVE FORM AS AFORESAID, MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ITS NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HCP, INC., a Maryland corporation (the “Company”, which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                        Dollars ($                      ) on January 30, 2018, and to pay interest thereon from October 15, 2007 or from the most recent interest payment date on which interest has been paid or duly provided for, semi-annually in arrears on January 30 and July 30 (each, an “Interest Payment Date”) of each year (or if such date is not a Business Day, on the next Business Day thereafter; no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day), commencing January 30, 2008, at the rate of 6.70% per annum, until the entire principal amount hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the date that is 15 calendar days prior to such Interest Payment Date, whether or not a Business Day. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Payments of principal, premium, if any, and interest in respect of this Note will be made by the Company in immediately available funds.

Payment of the principal of and interest on this Note shall be payable at the Corporate Trust Office of The Bank of New York Trust Company, N.A., located at 101 Barclay Street, Floor 8 W, New York, New York 10286 or at such other office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or by transfer to an account maintained by the payee with a bank located in the United States; and, provided, further, that so long as this Note is registered in the name of DTC or its nominee, principal and interest payments will be paid to DTC or its nominee, as the Holder, by wire transfer in same-day funds.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this 15th day of October, 2007.

HCP, Inc.,
a Maryland corporation

By:
Name:	Mark A. Wallace
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

Attest:

By:
Name:	Edward J. Henning
Title:	Executive Vice President, General Counsel
and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated: October 15, 2007

This Note is one of a duly authorized issue of securities (herein called the “Notes”) of HCP, Inc., a Maryland Corporation, and any of its successors and assigns (the “Company”), issued as a series of securities under an indenture dated as of September 1, 1993 (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the Notes), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of securities of the Company designated as the “6.70% Senior Notes Due 2018,” originally limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $600,000,000; however, from time to time, without giving notice or seeking consent of the Holders of the Notes, the Company may issue additional Notes of this series having the same ranking, interest rate and maturity and other terms as this Note. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Notes are not subject to any sinking fund.

The Notes may be redeemed, in whole or in part, at any time at the option of the Company at a Redemption Price equal to the greater of: (1) 100% of the principal amount of the Notes to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate (as defined below) plus 35 basis points, plus accrued and unpaid interest on the amount being redeemed to the Redemption Date.

“Treasury rate” means, with respect to any Redemption Date:

•                                          the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•                                          if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such Redemption Date.

The treasury rate will be calculated by the Independent Investment Banker on the third Business Day preceding the date fixed for redemption.

“Comparable treasury issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable treasury price” means (1) the average of five Reference Treasury Dealer quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

“Reference Treasury Dealers” means each of Barclays Capital Inc., UBS Securities LLC and Banc of America Securities LLC and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a primary US Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

The Company may redeem the Notes in increments of $1,000. If the Company redeems less than all of the Notes, the Trustee will select the Notes to be redeemed using a method it considers fair and appropriate. The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.

If this Note is to be redeemed in part only, the notice of redemption that relates to this Note will state the portion of the principal amount thereof to be redeemed. The Company will issue a Note in principal amount equal to the unredeemed portion of this Note in the name of the Holder hereof upon cancellation of the original Note. Any Notes called for redemption will become due on the Redemption Date. On or after the Redemption Date, interest will cease to accrue on the Notes or portions of them called for redemption.

If a Change of Control Repurchase Event (defined below) occurs, unless the Company has previously exercised its right to otherwise redeem the Notes as described above, the Company will make an offer to each Holder of Notes to repurchase all or any part (in multiples of $1,000 principal amount) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control (defined below), but after the public announcement of the Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful:

(1)                                  accept for payment all Notes or portions of Notes properly tendered pursuant to its offer;

(2)                                  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Paying Agent will promptly pay, from funds deposited by the Company for such purpose, to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes of the Notes:

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Change of Control” means the occurrence of any of the following:

(1)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned subsidiaries; or

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly owned subsidiaries (provided that this exception does not include any transaction in which public stockholders cease to own Voting Stock entitling public stockholders to elect the same percentage of the members of the Company’s board of directors as public stockholders are entitled to elect on October 10, 2007), becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares; or

(4)                                  the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Company will not be deemed to involve a Change of Control if (1) pursuant to such transaction the Company becomes a wholly owned subsidiary of such holding company and (2) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of the Company’s Voting Stock immediately prior to such transaction.

“Continuing Directors” means, as of any date of determination, any member of the Company’s board of directors who:

(1)                                  was a member of such board of directors on October 15, 2007; or

(2)                                  was nominated for election or elected to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination or election.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

“Below Investment Grade Rating Event” means the Notes are rated below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Rating Agency” means:

(1)                                  each of Moody’s and S&P; and

(2)                                  if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Moody’s” means Moody’s Investors Service, Inc.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes to waive, in certain circumstances, on behalf of all Holders of the Notes, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, places and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation, the Company shall appoint a successor depositary with respect to the Notes. If (a) a successor depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (b) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the Notes advise DTC to cease acting as depositary for such Notes, or (c) the Company, in its sole discretion, determines at any time that all Notes (but not less than all) of this series shall no longer be represented by such Global Note or Notes, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Note or Notes.

The Notes are issuable only in registered form without coupons and may be sold in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series in authorized denominations as requested by the Holders surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture contains provisions whereby (i) the Indenture shall cease to be of further effect with respect to the Notes (subject to the survival of certain provisions thereof), (ii) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions), or (iii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company satisfies certain conditions provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA, AND FOR ALL

PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Notes, and reliance may be placed only on the other identification numbers printed hereon.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY
SELLS, ASSIGNS AND TRANSFERS TO

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address

including Zip Code of Assignee)

the within Note of                                          and                                          hereby does irrevocably constitute and appoint

Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.